Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2019, relating to the consolidated financial statements of Innovus Pharmaceuticals, Inc., appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2018 and 2017.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

June 7, 2019